Exhibit 99

Accenture Chairman & CEO Pierre Nanterme Steps Down for Health Reasons
David Rowland Appointed Interim Chief Executive Officer
Marge Magner Named Non-Executive Chair

NEW YORK; Jan. 11, 2019 — Accenture (NYSE: ACN) announced that effective immediately, Chairman and CEO Pierre Nanterme has stepped down for health reasons that were previously disclosed in July 2016. Accenture’s Board of Directors appointed David Rowland, who has been Accenture’s chief financial officer, to become interim chief executive officer, and to the board as a director of Accenture; and named lead independent director Marge Magner as the company’s non-executive chair of the board. The company also appointed KC McClure, who currently leads Accenture’s finance operations, as chief financial officer. Nanterme will continue at Accenture as advisor to the CEO.

“It has been my honor and privilege to serve Accenture’s people and our clients for my entire 36-year career, and I’ve never been more confident in our business strategy, leadership team and people,” said Nanterme. “I know that David’s significant involvement in developing and delivering our growth strategy to rotate our business to new, high-growth areas of digital, cloud and security — and his tenure as a highly respected senior leader and developer of talent — will make this transition seamless. This is the right decision for my family and me, so I can focus on my health.”

“Pierre is stepping down after a remarkable career at Accenture,” said Magner. “On behalf of the board, we thank Pierre for his leadership and visionary role in transforming the company to lead in a digital world. As chairman and CEO, Pierre demonstrated exceptional commitment to clients and a passion for developing a deep bench of extraordinary leaders and has been an outstanding advocate for creating a culture of equality at Accenture. He has had and will continue to have the board’s full support.

“Looking ahead, David is the right choice to serve as interim CEO. David brings deep knowledge of Accenture’s business, the global marketplace and the competitive environment — coupled with his unparalleled commitment to driving value for our clients, our people and our shareholders. I have personally worked with David for more than a decade, and he has the full support of the board.”

Rowland has served as Accenture’s chief financial officer since July 2013. Throughout his 35-year career with the company, he has held significant leadership roles and played a lead role shaping Accenture’s growth strategy. Rowland is a longstanding member of Accenture’s Global Management Committee and has served on the board and as Audit Committee chair for Avanade, a joint venture of Accenture and Microsoft. Prior to being named CFO, Rowland served for more than six years as Accenture’s senior vice president of Finance and chaired Accenture’s Operations Council.

McClure brings to her new role as chief financial officer 30 years of experience with the company. Most recently, she led finance operations across the entirety of Accenture’s business. McClure has also led investor relations and was finance director for two of Accenture’s operating groups. In her new role, McClure will join Accenture’s Global Management Committee.

“I am very honored to serve as Accenture’s interim chief executive officer,” said Rowland. “I look forward to working closely with our talented, best-in-class leadership team, including KC as our new CFO, to continue building on the strong momentum in our business and strengthening our market leadership in the New. On behalf of our 469,000 Accenture people around the world, I want to thank

Pierre for his inspirational leadership and stewardship of our company. He has clearly left Accenture better positioned for generations to come.”

Accenture confirmed that there is no change to the business outlook for the second quarter and full fiscal year 2019 that the company provided as part of its first quarter fiscal 2019 earnings announcement on December 20, 2018.

Nanterme Highlights as Chairman & CEO: 2011 to 2019

Nanterme became chief executive officer in January 2011 and assumed the additional position of chairman of the board in February 2013. During his tenure, Accenture has consistently delivered very strong financial results, with revenue growth well ahead of the market, excellent EPS growth, and significant total returns to shareholders. Specifically, Accenture’s net revenues grew 55 percent from $25.5 billion in fiscal 2011 to $39.6 billion in fiscal 2018 (ended Aug. 31, 2018). During his tenure as CEO, Accenture’s market cap increased approximately $70 billion to $108 billion through Aug. 31, 2018, with a total return to shareholders of 309 percent.

Nanterme transformed Accenture and was instrumental in rotating its business to high-growth areas in the New — digital, cloud and security-related services — which together account for more than 60 percent of Accenture’s total revenues. He dramatically increased Accenture’s investment in the business to enhance the company’s end-to-end capabilities and differentiation. Nanterme has been an outspoken advocate for Accenture’s commitment to inclusion and diversity, including gender equality, and set an ambitious new target of achieving a gender-balanced workforce by 2025.

About Accenture

Accenture is a leading global professional services company, providing a broad range of services and solutions in strategy, consulting, digital, technology and operations. Combining unmatched experience and specialized skills across more than 40 industries and all business functions — underpinned by the world’s largest delivery network — Accenture works at the intersection of business and technology to help clients improve their performance and create sustainable value for their stakeholders. With approximately 469,000 people serving clients in more than 120 countries, Accenture drives innovation to improve the way the world works and lives. Visit us at www.accenture.com.

Forward-Looking Statements

Except for the historical information and discussions contained herein, statements in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “positioned,” “outlook” and similar expressions are used to identify these forward-looking statements. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied. These include, without limitation, risks that: Accenture’s results of operations could be adversely affected by volatile, negative or uncertain economic and political conditions and the effects of these conditions on the company’s clients’ businesses and levels of business activity; Accenture’s business depends on generating and maintaining ongoing, profitable client demand for the company’s services and solutions including through the adaptation and expansion of its services and solutions in response to ongoing changes in technology and offerings, and a significant reduction in such demand or an inability to respond to the changing technological environment could materially affect the company’s results of operations; if Accenture is unable to keep its supply of skills and resources in balance with client demand around the world and attract and retain professionals with strong leadership skills, the company’s business, the utilization rate of the company’s professionals and the company’s results of operations may be materially adversely affected; Accenture could face legal, reputational and financial risks if the company fails to protect client and/or company data from security breaches or cyberattacks; the markets in which Accenture operates are highly competitive, and Accenture might not be able to compete effectively; changes in Accenture’s level of taxes, as well as audits, investigations and tax proceedings, or changes in tax laws or in their interpretation or enforcement, could have a material adverse effect on the company’s effective tax rate, results of operations, cash flows and financial condition; Accenture’s profitability could materially suffer if the company is unable to obtain favorable pricing for its services and solutions, if the company is unable to remain competitive, if its cost-management strategies are unsuccessful or if it experiences delivery inefficiencies; Accenture’s results of operations could be materially adversely affected by fluctuations in foreign currency exchange rates; as a result of Accenture’s geographically diverse operations and its growth strategy to continue geographic expansion, the company is more susceptible to certain risks; Accenture’s business could be materially adversely affected if the company incurs legal liability; Accenture’s work with government clients exposes the company to additional risks inherent in the government contracting environment; if Accenture is unable to manage the organizational challenges associated with its size, the company might be unable to achieve its business objectives; if Accenture does not successfully manage and develop its relationships with key alliance partners or fails to anticipate and establish new alliances in new technologies, the company’s results of operations could be adversely affected; Accenture’s ability to attract and retain business and employees may depend on its reputation in the marketplace; Accenture might not be successful at acquiring, investing in or integrating businesses, entering into joint ventures or divesting businesses; if Accenture is unable to protect its intellectual property rights or if Accenture’s services or solutions infringe upon the intellectual property rights of others or the company loses its ability to utilize the intellectual property of others, its business could be adversely affected; changes to accounting standards or in the estimates and assumptions Accenture makes in connection with the preparation of its consolidated financial statements could adversely affect its financial results; many of Accenture’s contracts include payments that link some of its fees to the attainment of performance or business targets and/or require the company to meet specific service levels, which could increase the variability of the company’s revenues and impact its margins; Accenture’s results of operations and share price could be adversely affected if it is unable to maintain effective internal controls; Accenture might be unable to access additional capital on favorable terms or at all and if the company raises equity capital, it may dilute its shareholders’ ownership interest in the company; Accenture may be subject to criticism and negative publicity related to its incorporation in Ireland; as well as the risks, uncertainties and other factors discussed under the “Risk Factors” heading in Accenture plc’s most recent annual report on Form 10-K and other documents filed with or furnished to the Securities and Exchange Commission. Statements in this news release speak only as of the date they were made, and Accenture undertakes no duty to update any forward-looking statements made in this news release or to conform such statements to actual results or changes in Accenture’s expectations.

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Contact:

Stacey Jones
Accenture Corporate Communications
+1 (917) 452-6561
stacey.jones@accenture.com